UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

Alliance One International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this report is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2013, Alliance One International, Inc. (“Alliance One”) announced that its Board of Directors has appointed J. Pieter Sikkel to serve as Alliance One’s President and Chief Executive Officer effective as of March 1, 2013. Mr. Sikkel, age 48, has served as President of Alliance One since December 2010, having previously served as Executive Vice President – Business Strategy and Relationship Management from April 2007 to December 2010, and as Regional Director of Asia from May 2005 until April 2007. He has also served as a director of Alliance One since November 2011.

Mr. Sikkel will succeed Mark W. Kehaya who has served as Interim Chief Executive Officer of Alliance One since his appointment to that position in December 2010. Mr. Kehaya will cease to serve as Chief Executive Officer at 11:59 pm (EST) on February 28, 2013, but will continue to serve as Chairman of the Board of Alliance One.

On February 5, 2013, Mr. Kehaya, Meriturn Partners, LLC (“Meriturn”) and Alliance One entered into an amendment to the Consulting Agreement dated as of December 1, 2010 among them to reflect that Mr. Kehaya’s service as Interim Chief Executive Officer, and the term of Meriturn’s engagement thereunder, would cease at 11:59 pm (EST) on February 28, 2013 and also to clarify the scope of activities not intended to be covered by the non-competition provisions of that agreement.

On February 5, 2013, Alliance One’s Board of Directors approved one-time cash bonuses to the following executive officers in the following amounts in recognition of their strong personal leadership in the execution of Alliance One’s restructuring:

Executive Officer	Amount
J. Pieter Sikkel	$300,000
Robert A. Sheets	$300,000
J. Henry Denny	$250,000

In addition, on February 5, 2013, Alliance One and Mr. Sikkel entered into an Executive Employment Agreement dated February 5, 2013 (the “Employment Agreement”) to provide the terms and conditions of Mr. Sikkel’s employment as the Company’s President and Chief Executive Officer. The Employment Agreement supersedes and replaces the existing Executive Employment Agreement dated March 26, 2012 between Mr. Sikkel and the Company. The Employment Agreement is effective as of March 1, 2013 (the “Effective Date”) and has an initial term expiring three years after the Effective Date. Thereafter, the Employment Agreement automatically renews for additional one-year periods unless the parties mutually agree otherwise or one party provides the other with written notice of non-renewal at least 90 days prior to the scheduled expiration.

The Employment Agreement provides that Mr. Sikkel’s annual base salary shall be $550,000, which is subject to periodic adjustment by the Company’s Board of Directors, and that Mr. Sikkel will be eligible to participate in the Company’s incentive compensation plans. The Employment Agreement also provides that during his term of employment Mr. Sikkel is eligible for employee benefits made available to similarly situated employees, such as health, medical and dental insurance coverage, and for reimbursement of up to $5,000 for legal expenses incurred in connection with the preparation, review and negotiation of the Employment Agreement.

The Employment Agreement provides that in the event of the Company’s termination of Mr. Sikkel’s employment without “Cause” during the term of the Employment Agreement, if Mr. Sikkel resigns his employment for “Good Reason” or if Mr. Sikkel resigns for a “CIC Good Reason” within twelve months after a “Change in Control” of the Company (as such terms are defined in the Employment Agreement) (collectively, a “Two-year Severance Termination”), then he will be entitled to receive severance equal to two times his annual base salary payable in 24 monthly installments. The Employment Agreement further provides that in the event of the Company’s termination of Mr. Sikkel’s employment without “Cause” within 12 months following the expiration of the term of the Employment Agreement, then he will be entitled to receive severance equal to his annual base salary payable in 12 monthly installments.

In addition to the severance payments, in connection with a termination of employment as described above, Mr. Sikkel would also be entitled to reimbursement for COBRA insurance-continuation coverage premiums for himself and dependents for up to one year following termination (or up to 18 months in the event of a Two-year Severance Termination) and therafter, in the event of a Two-year Severance Termination, for reimbursement of premiums for replacement health insurance (if not then provided by Mr. Sikkel’s then employer) for the remainder of the two-year severance period. The Employment Agreement also provides that in the event of a Two-year Severance Termination, the Company would provide Mr. Sikkel up to $25,000 of outplacement benefits during the two years following the termination of his employment. The Employment Agreement also provides that in the event that Mr. Sikkel’s employment is terminated because of “Disability” (as defined), then he would be entitled to receive payments for 18 months at two-thirds of his annual base salary rate at the time of his termination of employment.

Pursuant to the Employment Agreement, Mr. Sikkel shall be entitled to receive the post-termination payments described above only if in connection with his termination of employment he enters into a general release and waiver in a form satisfactory to the Company and complies with the terms of the Employment Agreement regarding the return of Company property, confidentiality, non-competition and non-solicitation. The Employment Agreement includes provisions restricting Mr. Sikkel from engaging in certain activities in competition with the Company for a period of 12 months following termination of his employment and with respect to the solicitation of certain customers and Company personnel for 24 months following termination of his employment.

The foregoing summary description is qualified by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Exhibits.

Exhibit 10.1 –	Executive Employment Agreement dated as of February 5, 2013 between Alliance One International, Inc. and J. Pieter Sikkel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2013

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ Robert A. Sheets
Robert A. Sheets
Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Executive Employment Agreement dated as of February 5, 2013 between Alliance One International, Inc. and J. Pieter Sikkel

5